UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2018

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On September 7, 2018, Omega Healthcare Investors, Inc. (the “Company”) amended certain Equity Distribution Agreements, dated September 3, 2015 (as amended, collectively the “Amended Agreements”), between the Company and each of BB&T Capital Markets, a division of BB&T Securities, LLC, Capital One Securities, Inc., Credit Agricole Securities (USA) Inc., JPMorgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, each as sales agent and/or principal (collectively, the “Managers”). Under the terms of the Amended Agreements, the Company may sell shares of its common stock, from time to time, through or to the Managers having an aggregate gross sales price of up to $500 million. Prior to September 7, 2018, the Company previously sold shares of its common stock having an aggregate offering price of approximately $71,684,349, resulting in an aggregate offering price of $428,315,651 of its shares of common stock remaining available for sale pursuant to the terms of the Amended Agreements. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, or as otherwise agreed with the applicable Manager. The Company will pay each Manager compensation for sales of the shares equal to 2% of the gross sales price per share of shares sold through such Manager under the applicable Amended Agreement.

The Company is not obligated to sell and the Managers are not obligated to buy or sell any shares under the Amended Agreements. No assurance can be given that the Company will sell any shares under the Amended Agreements, or, if it does, as to the price or amount of shares that it sells, or the dates when such sales will take place.

The remaining shares available for issuance pursuant to the terms of the Amended Agreements will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-227148), which became effective upon filing with the Securities and Exchange Commission on August 31, 2018. Concurrently herewith, we are filing a prospectus supplement, dated September 7, 2018, with the Securities and Exchange Commission in connection with the offer and sale of the remaining shares.

A copy of a form of the Amended Agreements is attached hereto as Exhibit 10.1, and is incorporated by reference herein. The foregoing description of the Amended Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

5.1	Opinion of Shapiro Sher Guinot & Sandler, P.A. regarding the legality of the Common Stock.

8.1	Opinion of Bryan Cave Leighton Paisner LLP regarding tax matters.

10.1	Form of amendment dated September 7, 2018 to Equity Distribution Agreement dated September 3, 2015, entered into by and between Omega Healthcare Investors, Inc. and each of BB&T Capital markets, a division of BB&T Securities, LLC, Capital One Securities, Inc., Credit Agricole Securities (USA) Inc., JPMorgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC.

23.1	Consent of Shapiro Sher Guinot & Sandler, P.A. (contained in Exhibit 5.1).

23.2	Consent of Bryan Cave Leighton Paisner LLP (contained in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: September 7, 2018	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer

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